As filed with the Securities and Exchange Commission on April 10, 2018

Registration No. 333-171009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-171009

UNDER

THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2-4 Merrion Row, Dublin 2, Ireland D02 YN56

(Address of Executive Offices) (zip code)

+1 844 331 3343

(Telephone number, including area code)

2008 Equity Incentive Plan

(Full title of the plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

MFC Bancorp Ltd. (the "Registrant") is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister any and all of its securities that remain issued or unsold under Registration Statement No. 333-171009 (the "Registration Statement"). The Registration Statement was filed with the Securities and Exchange Commission (the "SEC") on December 6, 2010, registering 1,500,000 common shares under the 2008 Equity Incentive Plan (the "Plan") of the Registrant's former parent company, plus such additional numbers of shares of common stock as necessary to satisfy the anti-dilution provisions of the Plan pursuant to Rule 416 under the Securities Act of 1933, as amended.

In accordance with the undertakings in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all such securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on the 10th day of April, 2018.

MFC BANCORP LTD.

By:	/s/ Samuel Morrow
Name:	Samuel Morrow
Title:	Deputy Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons on April 10, 2018, in the capacities indicated.

Signature:	Title:	Date:

/s/ Michael J. Smith	Chairman, Managing Director, President, Chief Executive	April 10, 2018
Michael J. Smith	Officer and Director (Principal Executive Officer)

/s/ Samuel Morrow	Deputy Chief Executive Officer and Chief Financial Officer	April 10, 2018
Samuel Morrow	(Principal Financial Officer)

/s/ Dr. Shuming Zhao	Director	April 10, 2018
Dr. Shuming Zhao

/s/ Indrajit Chatterjee	Director	April 10, 2018
Indrajit Chatterjee

/s/ Silke. S. Stenger	Director	April 10, 2018
Silke S. Stenger

/s/ Gerardo Cortina	Director	April 10, 2018
Gerardo Cortina

/s/ Friedrich Hondl	Director	April 10, 2018
Friedrich Hondl

/s/ Jochen Dümler	Director	April 10, 2018
Jochen Dümler